                                                                     EXHIBIT 5.1

                   SHNITZER, GOTLIEB, SHARON & CO. LAW OFFICES

January 12, 2004

To
Lipman Electronic Engineering Ltd.
11 Haamal Street, Park Afek
Rosh Haayin 48092, Israel

Dear Sirs,

We refer to the Registration Statement on Form F-1 (the "REGISTRATION
STATEMENT"), filed by Lipman Electronic Engineering Ltd (the "COMPANY") with the
Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the "ACT"), relating to the public offering of up to an aggregate of
3,000,000 Ordinary Shares (the "SHARES") of a nominal value of NIS 1.00 each of the Company, consisting of 2,250,000 shares to be sold by the Company, an additional 750,000 shares to be sold by certain shareholders thereof (the
"SELLING SHAREHOLDERS") and 450,000 Shares which may be purchased by the underwriters if they exercise the option granted to them to cover over-allotments. We, as counsel to the Company, have examined such corporate records, other documents and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

Upon the basis of such examination, we are of the opinion that (i) the Shares being issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the Underwriting Agreement filed as an exhibit to the Registration Statement, upon receipt by the Company of payment therefore as provided in such agreement and subject to the payment of Israeli stamp tax upon the issuance thereof, if applicable, will be legally issued, fully paid and non-assessable and (ii) the shares to be sold by the selling shareholders pursuant to the registration statement have been duly and validly authorized and issued and are fully paid up non-assessable.

We are members of the Israeli Bar, and the opinion expressed herein is limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever in respect of matters governed by the laws of any other jurisdiction. We consent to the filing of this opinion as exhibit to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the prospectus contained therein. This consent is not to be construed as admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                VERY TRULY YOURS,

                         SHNITZER, GOTLIEB, SHARON & CO.
                                /s/ David Gotlieb
                             DAVID GOTLIEB, ADVOCATE